                                                                   EXHIBIT 10.30

                               SEVERANCE AGREEMENT

                  THIS AGREEMENT is entered into as of September 21, 1999 by and between Aerial Communications, Inc., a Delaware corporation, and J. Clarke Smith (the "Executive").

                  WHEREAS, the Executive currently serves as a key employee of the Company (as defined in Section 1) or one of its subsidiaries and the Executives' services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal operating facilities, divisions, departments or subsidiaries;

                  WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, so that the Executive need not be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" means a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock, or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means (1) a material breach by the Executive of those duties and responsibilities of the Executive which do not, in the aggregate, differ materially from the duties and responsibilities of the Executive during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is willful, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, (2) the commission by the Executive of a felony involving moral turpitude, (3) the commission by the Executive of theft, fraud, breach of trust or any act of dishonesty involving the Company or any Affiliate or (4) the significant violation by the Executive of any statutory or common law duty of loyalty to the Company or any Affiliate.

                  (d) "Change in Control" means a "change in control" with respect to Telephone and Data Systems, Inc. as described on Exhibit A, at a time when Telephone and Data Systems, Inc. owns directly or indirectly at least 50% of either the outstanding stock of the Company or the combined voting power of such stock, or one of the following events:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company, or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate),
(ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) below, or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child,
(C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) PROVIDED THAT all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

         (2) individuals who, as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED THAT any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and PROVIDED FURTHER, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

         (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (4) the consummation of a plan of complete liquidation or dissolution of the Company.

                  (e) "Company" means Aerial Communications, Inc., a Delaware corporation.

                  (f) "Date of Termination" means (1) the effective date on which the Executive's employment by the Company terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 11 or (2) if the Executive's employment by the Company terminates by reason of death, the date of death of the Executive.

                  (g) "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events after a Change in
Control:

                  (1) any of (i) the assignment to the Executive of a materially lower level of responsibility or status with the Company than existed immediately prior to such Change in Control, or (ii) any failure to re-elect the Executive to any significant office or, if applicable, directorship with the Company held by the Executive immediately prior to such Change in Control;

                  (2) a reduction by the Company in the Executive's rate of annual base salary or bonus opportunity as in effect immediately prior to such Change in Control;

                  (3) any requirement of the Company that (i) the Executive be based more than 30 miles from the facility where the Executive is located at the time of the Change in Control or (ii) the Executive increase travel on Company business by 20% or more than the travel obligations of the Executive immediately prior to such Change in Control;

                  (4) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which the Executive is participating immediately prior to such Change in Control, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; or

                  (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b).

                  (h) "Nonqualifying Termination" means a termination of the Executive's employment (1) by the Company for Cause, (2) by the Executive for any reason other than a Good Reason, (3) as a result of the Executive's death or
(4) by the Company due to the Executive's absence from his duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive's incapacity due to physical or mental illness.

                  (i) "Termination Period" means the period of time beginning with a Change in Control and ending on the earlier to occur of (1) two years following such Change in Control and (2) the Executive's death.

                  2. OBLIGATIONS OF THE EXECUTIVE. The Executive agrees that in the event any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason (a) until such attempted Change in Control terminates or (b) if a Change in Control shall occur, until 90 days following such Change in Control. For purposes of clause
(a) of the preceding sentence, Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

                  3. PAYMENTS UPON TERMINATION OF EMPLOYMENT.

                  (a) If during the Termination Period (i) the employment of the Executive shall terminate, other than by reason of a Nonqualifying Termination, and (ii) the Executive (or the Executive's executor or other legal representative in the case of the Executive's death or disability following such termination) executes a general release in the form of Exhibit A hereto within five days following the Executive's Date of Termination and has not revoked such release, then the Company shall pay to the Executive (or the Executive's beneficiary or estate) within 30 days following the Date of Termination, as compensation for services rendered to the Company:

                  (1) a cash amount equal to the sum of (i) the Executive's full annual base salary from the Company and its affiliated companies through the Date of Termination, to the extent not theretofore paid, (ii) the Executive's target bonus for the fiscal year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Change in Control occurs through the Date of Termination and the denominator of which is 365 or 366, as applicable, to the extent not theretofore paid and (iii) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

                  (2) a lump-sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) in an amount equal to (i) 150% of the Executive's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination, plus (ii)150% of the Executive's target bonus for the fiscal year in which the Change in Control occurs, PROVIDED, HOWEVER, that any amount paid pursuant to this Section 3(a)(2) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any employment agreement or severance plan, policy or arrangement of the Company, Aerial Operating Company, Inc., Telephone and Data Systems, Inc. or any other Affiliate (as determined immediately prior to a Change in Control).

                  (b)(1) In addition to the payments to be made pursuant to
Section 3(a) for a period of 18 months commencing on the Date of Termination, the Company shall continue to keep in full force and effect all policies of medical, accident, disability and life insurance with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the Date of Termination as provided generally with respect to other peer executives of the Company and its affiliated companies, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination.

                  (2) In addition to the payments to be made pursuant to Section 3(a), the Executive shall be entitled to outplacement services to be provided by a firm selected by the Company, provided that such outplacement services are commenced within 30 days following the Date of Termination. Payments in the aggregate amount not to exceed $12,000 shall be made directly to such outplacement firm upon submission of proper documentation to the Company. If the Executive elects not to use such outplacement services, the Executive will not be entitled to cash compensation in lieu thereof.

                  (c) If during the Termination Period the employment of the Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to the Executive within 30 days following the Date of Termination, a cash amount equal to the sum of (1) the Executive's full annual base salary from the Company through the Date of Termination, to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

             4. LIMITATION ON PAYMENTS BY THE COMPANY. Solely for the purposes of the computation of benefits under this Agreement and notwithstanding any other provisions hereof, payments to the Executive under this Agreement shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Code, of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Executive under Section 280G(b)(2)(A)(ii) of the Code, shall not, in the aggregate, exceed 2.99 times the Executive's "base amount," as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision hereof, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 4 or otherwise determined to be "excess parachute payments" made to the Executive hereunder shall be deemed to be overpayments which shall constitute an amount owing from the Executive to the Company with interest from the date of receipt by the Executive to the date of repayment (or offset) at the applicable federal rate under
Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; provided, however, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Executive and delivered to the Executive and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Executive's income for the year of receipt or afford the Executive a compensating federal income tax deduction for the year of repayment.

                  5. WITHHOLDING TAXES. The Company may withhold from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

                  6. REIMBURSEMENT OF EXPENSES. If any contest or dispute shall arise under this Agreement involving termination of the Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance


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with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest thereon at a rate equal to the prime rate, as published under "Money Rates" in THE WALL STREET JOURNAL from time to time, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; PROVIDED, HOWEVER, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 6.

                  7. OPERATIVE EVENT. Notwithstanding any provision herein to the contrary, no amounts shall be payable hereunder unless and until there is a Change in Control at a time when the Executive is employed by the Company.

                  8. TERMINATION OF AGREEMENT. (a) This Agreement shall be effective on the date hereof and shall continue until terminated by the Company as provided in Section 8(b); PROVIDED, HOWEVER, that this Agreement shall terminate in any event upon the earliest to occur of (i) termination of the Executive's employment with the Company prior to a Change in Control, (ii) the Executive's death and (iii) the date all obligations of the Company to make payments or provide benefits to the Executive hereunder are satisfied in full.

                  (b) The Company shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, to approve the termination of this Agreement, which termination shall not become effective until the date fixed by the Board for such termination, which date shall be at least 120 days after notice thereof is given by the Company to the Executive in accordance with Section 11; PROVIDED, HOWEVER, that no such action shall be taken by the Board during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and PROVIDED FURTHER, that in no event shall this Agreement be terminated in the event of a Change in Control.

                  9. SCOPE OF AGREEMENT. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries and, if the Executive's employment with the Company shall terminate prior to a Change in Control, then the Executive shall have no further rights under


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this Agreement; PROVIDED, HOWEVER, that any termination of the Executive's employment following a Change in Control and prior to the end of the Termination Period shall be subject to all of the provisions of this Agreement.

                  10.  SUCCESSORS; BINDING AGREEMENT.

                  (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

                  (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in Section 10(a), it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to or concurrent with the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

                  (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

                  11. NOTICES. (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to J. Clarke Smith, and if to the Company, to Aerial Communications, Inc., attention Vice President, Human Resources, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) A written notice of the Executive's Date of Termination by the Company or the Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  12. FULL SETTLEMENT; RESOLUTION OF DISPUTES. (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or without Good Reason, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under Sections 3(a) and 3(b), the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Sections 3(a) and 3(b) as though such termination were by the Company without Cause or by the Executive with Good Reason; PROVIDED, HOWEVER, that the Company shall not be required to pay any disputed amounts pursuant to this Section 12(b) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

                  13. EMPLOYMENT WITH AFFILIATES. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% of more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

                  14. GOVERNING LAW; VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

                  15. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

                  16. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise expressly set forth in this Agreement, the rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.


                                     AERIAL COMMUNICATIONS, INC.


                                     By:      /s/ Donald Warkentin
                                              ---------------------------
                                                       Donald Warkentin
                                                       President and Chief
                                                       Executive Officer

                                     EXECUTIVE

                                               /s/ J. Clarke Smith
                                              ------------------------------
                                                       J. Clarke Smith


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

                                                                       Exhibit A
                              Change in Control of
                        Telephone and Data Systems, Inc.


         For purposes of paragraph 1(d) of the Agreement, a "change in control" with respect to Telephone and Data Systems, Inc. shall mean one of the following:
                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of Telephone and Data Systems, Inc., a Delaware corporation (the "Company") entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock or a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company (an "Affiliate") (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate,
         (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Exhibit A, or (v) any acquisition by the following persons: (A) LeRoy
         T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) PROVIDED THAT all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or
         (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

                  (2) individuals who, as of the effective date of the merger of Telephone and Data Systems, Inc., an Iowa corporation, into the Company, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED THAT any individual who becomes a director of the Company subsequent to the effective date of the merger of Telephone and Data Systems, Inc., an Iowa corporation, into the Company, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and PROVIDED FURTHER, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                  (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following
         Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and
         (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate
         Transaction; or

                  (4) the consummation of a plan of complete liquidation or dissolution of the Company.

                                                                       EXHIBIT B


                                 GENERAL RELEASE


                  This General Release (this "Release") is executed by _________ (the "Executive") pursuant to the Severance Agreement dated as of ______________, 1999 (the "Agreement") between the Executive and Aerial Communications, Inc. (the "Company").

                  WHEREAS, the Executive's employment with the "Company" is terminating;

                  WHEREAS, the Executive has had [21][45] days to consider the form of this Release;

                  WHEREAS, the Company advised the Executive in writing to consult with an attorney before signing this Release;

                  WHEREAS, the Executive acknowledges that the consideration to be provided to the Executive under the Agreement is sufficient to support this Release; and

                  WHEREAS, the Executive understands that the Company regards the representations by the Executive in this Release as material and that the Company is relying on such representations in paying amounts to the Executive pursuant to the Agreement.

                  THE EXECUTIVE THEREFORE AGREES AS FOLLOWS:

                  1. The Executive's employment with the Company shall terminate on ________, and the Executive shall receive the payments set forth in Section 3 of the Agreement in accordance with the terms and subject to the conditions thereof.

                  2. The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or Telephone and Data Systems, Inc. ("TDS") or any division, subsidiary, affiliate or other related entity of the Company or TDS (whether or not such entity is wholly owned), or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or TDS or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release, including, without limitation, all matters in any way related to the Executive's employment by the Company or by TDS or any of their affiliates, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company or by TDS or any of their affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Executive Retirement Income Security Act of 1974, the Illinois Human Rights Act, the Chicago or Cook County Human Rights Ordinance or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release shall apply to, or release the Company from, any obligation of the Company contained in the Agreement. The consideration offered in the Agreement is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that the Executive has no present or future right to employment with the Company or any of the other Released Parties.

                  3. The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

                  4. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS RELEASE CAREFULLY, THAT THE EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE, THAT THE EXECUTIVE HAS BEEN ADVISED THAT THE EXECUTIVE

HAS [21][45] DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND THAT THE EXECUTIVE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EXECUTIVE'S EXECUTION OF THIS RELEASE, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION. IF THE EXECUTIVE EXERCISES THE EXECUTIVE'S RIGHTS UNDER THE PRECEDING SENTENCE, THE EXECUTIVE SHALL FORFEIT ALL AMOUNTS PAYABLE TO HIM PURSUANT TO THE AGREEMENT.

                  5. The Agreement and this Release constitute the entire understanding between the parties. The Executive has not relied on any oral statements that are not included in the Agreement or this Release.

                  6. This Release shall be construed, interpreted and applied in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws.


                                                  --------------------------
                                                       [NAME]


                                                     Date:
                                                          ----------------------